大信梁學濂(香港)會計師事務所

PKF
Accountants &
business advisers

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Wonder Auto Technology, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 12, 2007 relating to the financial statements which appears in Wonder Auto Technology, Inc's Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PKF
Certified Public Accountants
Hong Kong, China
January 9, 2008

Tel 852 2806 3822 | Fax 852 2806 3712
E mail info@pkf-hk.com | www.pkf-hk.com
PKF | 26/F, Citicorp Centre | 18 Whitfield Road | Causeway Bay | Hong Kong
香港銅鑼灣威菲路道十八號萬國寶通中心廿六樓